Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BankMobile Technologies, Inc.

West Reading, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 21, 2020, relating to the financial statements of BankMobile Technologies, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

February 12, 2021